UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2015

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Warrant Exercise Agreement, dated January 8, 2015 (the “Exercise Agreement”), holders of Brainstorm Cell Therapeutics Inc. (the “Company”) warrants to purchase an aggregate of approximately 2.5 million shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), at an exercise price of $5.22 per share (the “2014 Warrants”), issued in a private placement to accredited investors that was consummated on June 13, 2014, agreed to exercise their 2014 Warrants in full and the Company agreed to issue new warrants to the holders to purchase up to an aggregate of approximately 3.8 million unregistered shares of Common Stock at an exercise price of $6.50 (the “New Warrants”). The Company will receive an aggregate of approximately $13 million in proceeds from the exercises of the 2014 Warrants (the “Exercise Proceeds”).

Maxim Group LLC (“Maxim”) acted as solicitation agent for the Exercise Agreement. In connection with the Exercise Agreement the Company agreed to pay Maxim a cash fee equal to 6.0% of the Exercise Proceeds, as well as fees and expenses of Maxim of $20,000. In addition, the Company will issue Maxim a warrant to purchase up to approximately 38,000 shares of Common Stock (equal to 1.5% of the exercised 2014 Warrants) upon substantially the same terms as the New Warrants (the “Maxim Warrant”).

The Company also agreed to file a registration statement covering the resale of the additional shares of Common Stock underlying the New Warrants and the Maxim Warrant (together the “Warrants”). The Warrants have not been registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The issuance of the Warrants is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The Company made this determination based on the representations that each party is an “accredited investor” within the meaning of Rule 501 of Regulation D.

The foregoing is a summary of the terms of the Warrants, the Maxim Engagement Letter and the Exercise Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the Form Warrant, the Maxim Engagement Letter and the Exercise Agreement, copies of which are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Maxim Engagement Letter
10.2	Warrant Exercise Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2015	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Tony Fiorino, MD, PhD
Tony Fiorino, MD, PhD
Chief Executive Officer